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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) FEBRUARY 13, 2006

                          DATATRAK INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)

            OHIO                        000-20699                 34-1685364
(State or Other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)                File Number)          Identification No.)
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
6150 PARKLAND BOULEVARD, MAYFIELD HTS., OHIO                             44124
  (Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code 440-443-0082

                                       N/A
         (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

GENERAL

On February 13, 2006, DATATRAK International, Inc. (the "Company"), CF Merger
Sub, Inc. ("CF Merger Sub"), ClickFind, Inc. ("ClickFind"), the shareholders of
ClickFind (collectively, the "Shareholders") and Jim Bob Ward ("Mr. Ward") as
Shareholder Representative, entered into and closed an Agreement and Plan of Merger ("Merger Agreement") pursuant to which ClickFind merged with and into CF
Merger Sub. Following the merger, CF Merger Sub will continue as a wholly owned subsidiary of the Company. A copy of the Merger Agreement is attached as Exhibit
10.1 and is incorporated herein by reference, and interested persons are encouraged to read the Merger Agreement in its entirety. The description of the Merger Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The assertions embodied in the ClickFind representations and warranties are qualified by information contained in confidential disclosure schedules provided by ClickFind in connection with signing the Merger Agreement.
Accordingly, investors should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in DATATRAK's public disclosures.

A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

CONVERSION OF CLICKFIND COMMON STOCK

At the Effective Time (as defined in the Merger Agreement), by virtue of the merger and without any action on the part of the Company, ClickFind or the Shareholders, upon the terms and conditions of the Merger Agreement, each share of ClickFind capital stock issued and outstanding immediately prior to the Effective Time was cancelled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such shares of ClickFind capital stock in the manner set forth in the Merger Agreement, a pro rata portion of the merger proceeds, as described more fully below.

ALLOCATION OF MERGER PROCEEDS

The aggregate value of the consideration paid to ClickFind shareholders in connection with the merger was $18,000,000, less approximately $328,000 in certain transaction expenses and certain outstanding indebtedness of ClickFind
(the "Net Merger Consideration"). Of that amount, DATATRAK was to provide (i) approximately $4,000,000 in cash, (ii) $4,000,000 in promissory notes (the
"Notes"), and (iii) Company common shares having a value of approximately
$10,000,000 (the "Stock Consideration"). Except for fees relating to the audit of ClickFind, which were to be paid by the Company, all other fees and expenses of third parties incurred by ClickFind in connection with the merger were paid by ClickFind by deduction from the merger consideration. Consequently, the cash and Stock Consideration amounts above were reduced by the approximately $328,000 in transaction expenses and certain outstanding indebtedness of ClickFind.


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The actual number of shares of Company stock issued was determined by dividing the Stock Consideration by $9.25, the average closing price per share of the Company's common shares for the thirty (30) trading days ending on and including the trading day prior to the closing date. Based on this calculation, the Company issued an aggregate of 1,026,522 common shares pursuant to the Merger
Agreement.

Not all Shareholders received identical forms of consideration for their shares.
Some Shareholders received cash only ("Cash Only Shareholders"), and others received a combination of cash, Notes and Stock (the "Cash and Securities
Recipients"). To allocate the merger proceeds, ClickFind first calculated the aggregate amount of merger consideration to be paid for each share by dividing
$18,000,000 by the total number of outstanding shares of ClickFind common stock, minus such Cash Only Shareholder's pro rata portion of the transaction expenses and certain outstanding indebtedness of ClickFind. That number was approximately
$2.56 (the "Per Share Consideration"). Cash Only Shareholders received merger consideration in an amount equal to the number of such shareholder's shares multiplied by the Per Share Consideration, minus, in the case of certain Cash
Only Shareholders, the principal amount of promissory notes made by such holder in favor of ClickFind in connection with the exercise of ClickFind stock options prior to closing. For information on how the amounts of cash, Notes and common shares provided to Cash and Securities Recipients were calculated, see Section
2.7(b)(ii) of the Merger Agreement.

TREATMENT OF STOCK OPTIONS

Immediately prior to the Effective Time, the vesting of all outstanding options to purchase ClickFind capital stock was fully accelerated and any options that were unexercised prior to or at the Effective Time were cancelled and extinguished.

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Merger Agreement contains customary representations, warranties and covenants made by ClickFind, the Shareholders, the Company and CF Merger Sub.
The parties' representations and warranties are primarily concerned with various aspects of each party's business, including without limitation its corporate powers, capital structure, financial condition, legal activity and compliance, and in the case of ClickFind, its assets, liabilities, properties, taxes, recent operations, contracts, interested transactions, insurance, employee matters, director indemnities and certain other matters. The Company's covenants include maintaining an office in Bryan, Texas for a period of at least three years from the closing date.

DIRECTOR AND OFFICER INDEMNIFICATION

Pursuant to the terms of the Merger Agreement, the Company agreed that it will, from and after the date of the merger, indemnify and hold harmless the present and former officers and directors of ClickFind in respect of their status as an officer or director or in respect of acts or omissions by them occurring on or prior to the Effective Time in their capacity as an officer or director of ClickFind to the extent provided under (i) written agreements between each of the individuals and ClickFind, and (ii) ClickFind's Articles of Incorporation and Bylaws. The Merger Agreement limits the ability of such officers and directors to seek indemnification rights for claims related to the merger and related transactions.

INDEMNIFICATION OBLIGATIONS OF THE CLICKFIND SHAREHOLDERS


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Pursuant to the terms of the Merger Agreement, each ClickFind shareholder is obligated to indemnify and hold harmless the Company and CF Merger Sub, and their shareholders, directors, employees and agents and their respective affiliates, for any damages they might incur as a result of that individual
Shareholder's breach of their representations and warranties contained in
Section 4 of the Merger Agreement. Each Shareholder's obligation to indemnify in this instance is limited to the amount of merger consideration that the Shareholder actually received.

INDEMNIFYING SHAREHOLDERS

Subject to certain limitations (including thresholds and caps), Cash and Securities Recipients are obligated to indemnify and hold harmless the Company and CF Merger Sub, and their shareholders, directors, employees and agents and their respective affiliates against certain damages incurred by them as a result of:

     - any breach of any representation or warranty made by ClickFind in the Merger Agreement or any other agreement, certificate or document delivered in connection with the merger agreement;

     - any breach by ClickFind of any covenant, obligation or agreement of ClickFind in the Merger Agreement or any other agreement, certificate or other document delivered in connection with the merger agreement;
          or

     - any claim by any current or former ClickFind shareholders relating to the amount or allocation of the merger consideration or relating to any issuances, redemptions, repurchases, transfers, exercise, cancellation or surrender of any ClickFind common stock options or other equity securities, or acts or omissions by any current or former
          ClickFind director and officer in connection with the negotiation, authorization or approval of the merger agreement or the transactions contemplated thereunder.

PRIVATE PLACEMENT

The common shares of the Company issued to the Cash and Securities Recipients pursuant to the Merger Agreement were issued by the Company in a private placement exempt from registration under the Securities Act of 1933 (the
"Securities Act") by virtue of Section 4(2) of the Securities Act and Regulation
D promulgated thereunder. Cash and Securities Recipients are restricted from transferring or reselling the securities until such time as such securities are eligible for resale, subject to the volume and manner of sale limitations, under Rule 144.

REGISTRATION RIGHTS

The Cash and Securities Recipients entered into a Registration Rights Agreement with the Company which provides piggyback registration rights, subject to standard underwriter's reduction or "cutback," for any registered offering of the Company's common shares (a) occurring after the first anniversary of the closing of the Merger or (b) occurring within the first year after closing if common shares held by executive officers of the Company are included in such offering. The Cash and Securities Recipients will be entitled to participate pro-rata with any executive officers and other Cash and Securities Recipients and other shareholders who are entitled to participate in any future underwritten secondary offerings. The Cash and Securities Recipients will not be entitled to piggyback registration rights to the extent that they are eligible to resell their common shares under Rule 144(k). A copy of the Registration
Rights Agreement is attached as


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Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

PROMISSORY NOTES

Pursuant to the Merger Agreement, the Company issued the Notes to Cash and Securities Recipients. The Notes were issued in the aggregate amount of $4,000,000 and will become due on February 1, 2009. The principal amount of the notes will be paid in annual installments of $500,000, $500,000 and $3,000,000 on February 1, 2007, February 1, 2008 and February 1, 2009, respectively. The
Company will pay interest on the notes quarterly, on February 1, May 1, August 1 and November 1 of each year, until the principal amount has been paid in full.
The applicable rate will be at the per annum rate of interest designated by KeyBank, from time to time, as its base lending rate, plus 1%, or, in the event of a default, the base lending rate plus 3%. These Notes are subject to a right of set-off pursuant to which the Company has the right to withhold and setoff against amounts owing under the Notes, the amount of any claim for indemnification or payment of damages which the Company has asserted under the Merger Agreement. The outstanding principal amount, together with accrued and unpaid interest will become due and payable upon a change of control, as defined in the Note. The form of Note is attached hereto as Exhibit 10.4.

EMPLOYMENT AGREEMENT

At the closing of the Merger, the Company entered into an Employment Agreement with Mr. Ward (the "Employment Agreement") to serve as the Vice President of eClinical Development. The Employment Agreement provides a three-year term of employment at a minimum base salary of $140,000 per year. During the three-year term, Mr. Ward remains an at-will employee. The Employment Agreement provides that Mr. Ward will be eligible to participate in annual bonus awards, if any, as determined from time to time in the sole discretion of the Board of Directors or the Board's Compensation Committee. Pursuant to the terms of the Employment
Agreement, Mr. Ward will be entitled to participate in the Company's employee benefit plans as in effect from time to time on the same basis as similarly situated employees of the Company. The Employment Agreement further provides for a severance payment equal to the amount that Mr. Ward would have been paid in contractual salary from the date of termination through the three year anniversary of the consummation of the merger, in the event that the Company terminates Mr. Ward's employment without Cause or Mr. Ward resigns for Good
Reason (each as defined in the Employment Agreement), during the employment term. Mr. Ward's employment agreement restricts him, during his employment and for a period of three years following the termination of his employment with the Company, from: directly or indirectly engaging in the business of a Competitive Business (as defined in the Employment Agreement); entering the employ of anyone that engages in a Competitive Business; acquiring a financial interest in a Competitive Business; interfering with business relationships between the Company or any of its affiliates and any of their respective customers, clients, suppliers, partners, members or investors; or soliciting or hiring employees, customers or consultants of the Company or its affiliates.


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A copy of Mr. Ward's Employment Agreement is attached as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Employment
Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

In connection with the Merger, the Company also entered into employment agreements with other former ClickFind employees. These agreements contain customary non-competition and non-solicitation provisions.

LICENSE AGREEMENT

In connection with the Merger, the Company entered into a Limited Software
License Agreement with Mr. Ward, granting Mr. Ward a limited, royalty-free, non-exclusive license to use, make and create modifications of, sublicense and distribute copies of; and sublicense in executable form only the current version of the ClickFind software (as it existed at the time of closing) in non-competitive commercial applications (the "License"). The License prohibits
Mr. Ward from using the software in any manner or enterprise which would be competitive with the Company's or ClickFind's current business or prior use of the technology. No transfers or assignments of the license are permitted for a period of five years after closing without the consent of the Company. After such time, the Company shall not unreasonably withhold such consent to such an assignment or transfer; provided further, that the Company shall have a right of first refusal as to any such proposed assignment. The Company may terminate the License upon the occurrence of any default by Mr. Ward that involves a misappropriation or misuse of the software's source code, including any failure to comply with certain material terms, conditions or covenants of the License or any adjudicated violation of the non-competition or non-solicitation provisions contained in Mr. Ward's employment agreement. A copy of the License is attached as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the License is qualified in its entirety by reference to the full text of the License.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 13, 2006, the Company issued a press release relating to the Company's earnings for the fiscal year ended December 31, 2005. A copy of the press release is attached to this report as Exhibit 99.2.

In addition, on February 13, 2006, the Company held an earnings conference call relating to its financial results for the fiscal year ended December 31, 2005.
The full transcript of the call is attached hereto as Exhibit 99.3 to this report.

The information in this Item 2.02 and Exhibits 99.2 and 99.3 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities
Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.


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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The disclosure under Item 1.01 above is incorporated herein by reference with respect to the issuance of the Notes to the Cash and Securities Recipients pursuant to the Merger Agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure under Item 1.01 above is incorporated herein by reference with respect to the issuance of common shares of the Company to the Cash and Securities Recipients pursuant to the Merger Agreement.

ITEM 5.02 APPOINTMENT OF PRINCIPAL OFFICERS.

On February 13, 2006, in connection with the Merger, the Company appointed Mr.
Ward, 45, as Vice President of eClinical Development. The description of the Employment Agreement under Item 1.01 above is incorporated herein by reference.

From 2000 until his appointment as Vice President of eClinical Development, Mr.
Ward served as the President and CEO of ClickFind, a provider of clinical research services and technologies to pharmaceutical, biotech, medical device, contract research and core laboratory companies. Prior to joining ClickFind, Mr.
Ward founded Real Time Internet Services, a developer of internet-based technologies for the insurance, government and social services markets, and served as the Assistant Director of Texas A&M University's market research center conducting consulting, research and technology transfer activities throughout the United States, Central America, South America and Eastern Europe.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Information and proforma financial information required by this Item
9.01 have not been included in this initial report but will be filed by May 1, 2006.

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Audited Financial Statements for ClickFind for fiscal years ended December
     31, 2005 and December 31, 2004 (to be filed by amendment).

(B)  PROFORMA FINANCIAL INFORMATION

     Proforma Financial Information for acquisition of ClickFind, Inc. (to be filed by amendment).


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(D)  EXHIBITS

     10.1 Agreement and Plan of Merger dated as of February 13, 2006 among
DATATRAK International, Inc., CF Merger Sub, Inc., ClickFind, Inc., the shareholders of ClickFind, Inc. and Jim Bob Ward as Shareholder Representative.

     10.2 Employment Agreement dated as of February 13, 2006 between DATATRAK
International, Inc. and Jim Bob Ward.

     10.3 Limited Software License Agreement dated as of February 13, 2006 between DATATRAK International, Inc. and Jim Bob Ward.

     10.4 Form of Promissory Note

     10.5 Registration Rights Agreement dated as of February 13, 2006 among
DATATRAK International, Inc. and the Cash and Securities Recipients.

     99.1 Press release dated February 13, 2006 announcing the merger.

     99.2 Press release dated February 13, 2006 announcing earnings release.

     99.3 Transcript of February 13, 2006 earnings conference call.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DATATRAK INTERNATIONAL, INC.


Date February 17, 2006                  By /s/ Terry C. Black
                                           -------------------------------------
                                           Terry C. Black
                                           Vice President of Finance, Chief
                                           Financial Officer,
                                           Treasurer and Assistant Secretary


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                                  EXHIBIT INDEX

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
EXHIBIT NO.   DESCRIPTION
-----------   -----------
10.1          Agreement and Plan of Merger dated as of February 13, 2006 among
              DATATRAK International, Inc., CF Merger Sub, Inc., ClickFind,
              Inc., the shareholders of ClickFind, Inc. and Jim Bob Ward as
              Shareholder Representative.

10.2          Employment Agreement dated as of February 13, 2006 between
              DATATRAK International, Inc. and Jim Bob Ward.

10.3 Limited Software License Agreement dated as of February 13, 2006 between DATATRAK International, Inc. and Jim Bob Ward.

10.4          Form of Promissory Note

10.5          Registration Rights Agreement dated as of February 13, 2006 among
              DATATRAK International, Inc. and the Cash and Securities
              Recipients.

99.1          Press release dated February 13, 2006 announcing the merger.

99.2          Press release dated February 13, 2006 announcing earnings release.

99.3          Transcript of February 13, 2006 earnings conference call.